Exhibit 4.3

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

6.000% SENIOR NOTES DUE 2024

No. R-1	$500,000,000
CUSIP No. 69370CAA8
ISIN No. US69370CAA80

PTC INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of Five Hundred Million Dollars on May 15, 2024.

Interest Payment Dates: May 15 and November 15

Regular Record Dates: May 1 and November 1

Each Holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date: May 12, 2016

PTC INC.

By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: EVP, Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Authorized Signatory

Dated: May 12, 2016

PTC Inc.

6.000% Senior Notes due 2024

This security is one of a duly authorized series of debt securities of PTC Inc., a Massachusetts corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debt securities, dated as of May 12, 2016 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 12, 2016 (the “First Supplemental Indenture”), between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors (if any) and the holders of the Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 6.000%. The Company will pay interest semi-annually on May 15 and November 15 of each year (each such day, an “Interest Payment Date”). If the date of maturity of interest or principal of this Security or the date of redemption of this Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no interest shall accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, the first Interest Payment Date shall be November 15, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the Persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Securities are unsecured senior obligations of the Company and constitute the series designated on the face hereof as the “6.000% Senior Notes due 2024”, initially limited to $500,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: PTC Inc., 140 Kendrick Street, Needham, Massachusetts, 02494, Attention: General Counsel.

Redemption and Repurchase. The Securities are subject to optional redemption, and may be the subject of a Change of Control Offer or Asset Sale Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Offered Securities.

Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be exchanged or transferred at the office or agency maintained by the Company pursuant to Section 4.02 of the Base Indenture. No service charge shall be payable by a Holder for any exchange or registration of transfer of this Security, or for any issue of new Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or other similar governmental charge payable in connection therewith (other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 9.04 of the Base Indenture). If the Securities are to be redeemed, the Company will not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing (or otherwise delivery in accordance with the procedures of DTC) of a notice of redemption of less than all the Outstanding Securities and ending at the close of business on the day of such mailing or other delivery; (ii) to register the transfer of or exchange any Securities or portions thereof called for redemption; nor (iii) to register the transfer of or exchange a Security between the applicable record date and the next succeeding Interest Payment Date.

Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

Repayment to the Company or the Guarantors. Any funds or Government Securities deposited with any paying agent or the Trustee, or then held by the Company or any Guarantor, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or such Guarantor, as applicable, or if then held by the Company or any Guarantor shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Government Securities, and the Holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantors, as applicable, for the payment thereof.

Amendments, Supplements and Waivers. The Indenture or the Securities may be amended or supplemented as provided in the Indenture. The Base Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, on behalf of all of the Holders of the Securities, to waive any past Default under the Indenture and its consequences, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Security as and when the same shall become due by the terms of such Security otherwise than by acceleration and (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security. Any such consent or waiver by the registered Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

Defaults and Remedies. The Events of Default relating to the Offered Securities are defined in Section 6.01 of the Base Indenture and Section 1.5 of the First Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

Defeasance and Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

Guarantees. On the date of issuance, this Security is not guaranteed. In certain circumstances, as provided in the Indenture, all payments by the Company under the Indenture and this Security may become fully and unconditionally guaranteed to the Holder of this Security by the Guarantors.

Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Governing Law. The Base Indenture, the First Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(7) of the First Supplemental Indenture, check the box:

☐ 1.4(7) Change of Control

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(7) of the First Supplemental Indenture, state the amount: $            .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

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